Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

Peoples Federal Bancshares, Inc.
Brighton, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Peoples Federal Bancshares, Inc. of our report dated November 20, 2009, relating to the consolidated financial statements of Peoples Federal MHC and subsidiary appearing in the Company’s Prospectus constituting a part of the Registration Statement on Form S-1 (No. 333-165525).

/s/ SHATSWELL, MacLEOD & COMPANY, P.C.
SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
December 23, 2010

83 PINE STREET ●  WEST PEABODY, MASSACHUSETTS 01960-3635   ●  TELEPHONE (978) 535-0206   ●  FACSIMILE (978) 535-9908
smc@shatswell.com                     www.shatswell.com